                                                                   EXHIBIT 10.73

                                PROMISSORY NOTE

$809,890.00                                                 San Jose, California
                                                                  August 9, 1999


     At the times hereinafter stated, for value received, the undersigned promises to pay Aspect Telecommunications Corporation, a California corporation (the "Company"), or order, at its principal office the principal sum of Eight Hundred Nine Thousand, Eight Hundred Ninety dollars ($809,890.00) with interest from the date hereof at a rate of 6% per annum, compounded annually, on the unpaid balance of said principal sum. Said principal and interest shall be due and payable on the earlier of (i) August 9, 2004 or (ii) the next June 1/st/ following the date on which the undersigned ceases to be employed by the Company. Notwithstanding the foregoing, if amounts have not yet become due and payable under the preceding sentence, the undersigned shall make principal payments of $312,445.00 on August 9, 2002 and $156,222.50 on August 9, 2003.

     In addition to (and without limiting) the above, the undersigned acknowledges that he is purchasing or has purchased 154,416 shares of capital stock of PeopleSoft, Inc., and the undersigned agrees to notify the Company upon any disposition of such shares. Further, the undersigned agrees that, in the event of disposition of any of such shares (in one or more transactions), the undersigned will repay to the Company, within 30 days of disposition, an amount of principal under this Note equal to (A) the product of (x) $809,890.00 and (y) a fraction, the numerator of which is the total shares disposed of to date and the denominator of which is 154,416, minus (B) the principal amount of the Note repaid prior to the date of disposition; provided, however, that if such formula
                                         --------  -------
results in a negative number, no amount of principal must then be repaid pursuant to this paragraph.

     Principal and interest are payable in lawful money of the United States of America, AT ANY TIME, THE PRIVILEGE IS RESERVED TO PAY MORE THAN THE SUM DUE.

     Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorneys' fee. The makers and endorsers have severally waived presentment for payment, protest, notice of protest, and notice of non-payment of this Note.

     This Note is full recourse.



                                                  /s/ Barry Wright
                                                 --------------------------
                                                 Barry Wright